UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) February 16, 2021

APi Group Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39275	98-1510303
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Old Highway 8 NW New Brighton, MN		55112
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (651) 636-4320

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	APG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) & (e)

On February 16, 2021, APi Group, Inc. (“APi Group”), a wholly-owned subsidiary of APi Group Corporation (the “Company”), entered into an Executive Severance Agreement with Julius Chepey, Chief Information Officer of the Company, whereby Mr. Chepey will separate from APi Group and no longer serve as Chief Information Officer of the Company, effective immediately. Pursuant to the terms of the Executive Severance Agreement, Mr. Chepey will be entitled to (1) a severance payment equal to $300,000, less applicable withholdings and deductions, payable over a twelve-month period, (2) payment of his 2020 annual cash incentive in an amount determined by the compensation committee of the board of directors of the Company and (3) payment of COBRA premiums for continued coverage under APi Group’s health plans for twelve months. In consideration for such benefits, Mr. Chepey has agreed to various restrictive covenants, including non-solicitation of employees or other business partners for two years post-termination and confidentiality and non-disparagement covenants as well as a release of claims in favor of APi Group.

The foregoing description of the terms and conditions of the Executive Severance Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, which is filed herewith as Exhibit 10.15.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.15	Executive Severance Agreement, dated February 16, 2021, by and between APi Group, Inc. and Julius Chepey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

API GROUP CORPORATION

By:	/s/ Thomas A. Lydon
	Name:	Thomas A. Lydon
	Title:	Chief Financial Officer

Date: February 19, 2021